THE VERACITY FUNDS
                                     BY-LAWS

     These By-laws (the "By-laws") of Veracity Funds (the "Trust"), a Delaware statutory business trust organized and operating as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended, are subject to the Trust's Agreement and Declaration of Trust dated December 29, 2003, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

SECTION 1.     PRINCIPAL OFFICE

               The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

SECTION 2.     OFFICERS AND THEIR ELECTION

               SECTION 2.1. OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as a majority of the Trustees may from time to time elect. It shall not be necessary for any Trustee or other officer to be a holder of Shares in the Trust. Trustees may also serve as officers.

               SECTION 2.2. ELECTION OF OFFICERS. Two or more offices may be held by a single person, and such person may also be a Trustee. Subject to the provisions of Section 2.3 hereof, officers serve at the pleasure of the Trustees and shall hold office until such time as their successors are chosen and qualified by the Trustees.

               SECTION 2.3. RESIGNATIONS. Any officer of the Trust may resign by filing a written resignation with the President, the Secretary or any Trustee, which resignation shall take effect upon being so filed or at such later time as may be therein specified.

SECTION 3.     POWERS AND DUTIES OF OFFICERS

               SECTION 3.1. CHIEF EXECUTIVE OFFICER. Unless the Trustees have designated the Chairman as the chief executive officer of the Trust, the President shall be the chief executive officer of the Trust and shall preside at all meetings of the Shareholders. The President shall have general charge and supervision of the business, property and affairs of each Series of the Trust and shall also have such other powers and duties as the Board of Trustees shall from time to time prescribe.

               SECTION 3.2. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust,

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               which reports shall be preserved in Trust  records,  and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

               SECTION 3.3. SECRETARY. The Secretary shall record in books kept for such purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust. The Secretary shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

               SECTION 3.4. VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

               SECTION 3.5. ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

               SECTION 3.6. ASSISTANT SECRETARY. Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary.

               SECTION 3.7. ADDITIONAL OFFICERS. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

               SECTION 3.8. SURETY BONDS. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940 (the "1940 Act")) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

               SECTION 3.9. REMOVAL. Any officer may be removed from office at any time by vote of a majority of the Trustees eligible to vote on the matter. An officer who is being considered for removal by the Trustees and who also serves as a Trustee shall not be eligible to vote upon his/her removal.

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               SECTION 3.10.  REMUNERATION.  The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees.

SECTION 4.     SHAREHOLDERS' MEETINGS

               SECTION 4.1. NOTICES. Notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least ten days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

               SECTION 4.2. VOTING-PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than one-hundred twenty days (120) before the meeting, unless the instrument specifically provides for a shorter period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than one-hundred twenty days (120) before the meeting, unless the instrument specifically provides for a shorter period. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy, the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder.

               SECTION 4.3. PLACE OF MEETING. All meetings of the Shareholders shall be held at such places as the Trustees may designate within the continental United States.

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SECTION 5.     TRUSTEE MEETINGS

               SECTION 5.1. INITIAL BOARD MEETING. The first meeting of the newly elected Board of Trustees shall be held at the place of, and immediately following the meeting of the shareholders at which such Board of Trustees was elected. No notice of such meeting shall be necessary to the newly elected Trustees in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Trustees shall be held with such notice as required under the Trust Instrument at such times and places as shall from time to time be determined by the board.

               SECTION 5.2. REGULAR BOARD MEETINGS. The Board of Trustees may hold their regular meetings and keep the books of the Trust at such places as they may from time to time determine, and telephone meetings may be held except that the Board of Trustees may not hold telephone meetings to approve or renew an investment advisory agreement or any rule 12b-1 plan or any agreements relating to such plan. Notice of such meetings shall be made in accordance with the Trust Instrument.

               SECTION 5.2. SPECIAL BOARD MEETINGS. Special meetings of the Board of Trustees may be held at any time when called by the Chairman, any Vice Chairman, the President, the Secretary or any two (2) trustees (or if there shall be fewer than three (3) trustees, by any trustee). Not less than twenty-four (24) hours' notice of any special meeting shall be given by the Secretary or other officer calling such meeting to each Trustee either in person, by telephone, by mail, by e-mail or by telegram. Such notice may be waived by any Trustee either in person or in writing or by telegram. Such special meetings shall be held at such time and place as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any meeting of the Board of Trustees.

               SECTION 5.3. QUORUMS. At all meetings of the Board of Trustees, one-third of the Trustees shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by an applicable statute, rule, or regulation, by the Trust instrument or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the Trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 6.     SHARES OF BENEFICIAL INTEREST

               SECTION 6.1. SHARE CERTIFICATE. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize. The Trustees may issue certificates to a Shareholder of any Series or Class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. Such

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               signatures  may be facsimiles if the  certificate  is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

               SECTION 6.2. LOSS OF CERTIFICATE. In case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

               SECTION 6.3. DISCONTINUANCE OF ISSUANCE OF CERTIFICATES. The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

               SECTION 6.4. TRANSACTION CONFIRMATIONS. Every shareholder of record will receive a confirmation of each new transaction in their account with the Trust, and an account statement at least quarterly, which will show the total number of shares of the Trust owned by the shareholder and being held by the transfer agent for the account of the shareholder. Shareholders may rely on these confirmations and statements in lieu of certificates, which will not be issued, except as may be authorized from time to time as determined by the Board of Trustees of the Trust for any particular series of the Trust.

SECTION 7.     INSPECTION OF BOOKS

               The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

SECTION 8.     FISCAL YEAR

               The fiscal year of the Trust or any particular series of the Trust shall be as provided by the Board of Trustees.

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SECTION 9.     COMMITTEES

               SECTION 9.1. PERMISSIBLE COMMITTEES. The Board of Trustees may elect from their own number, by resolution or resolutions passed by a majority of the Board, an executive committee to consist of two (2) or more Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Board of Trustees is not in session. The Board of Trustees may also in the same manner elect from their own number from time to time other committees, the number composing such committees and the powers conferred thereon to be determined from the resolution creating the same.

               SECTION 9.2. REQUIRED COMMITTEES. The Board of Trustees shall elect from their own number, by resolution or resolutions passed by a majority of the Board, such committees as may be required by applicable statutes, rules and regulations, to consist of two (2) or more Trustees, which shall have such powers and obligations as may be required by such applicable statutes, rules and regulations.

               SECTION 9.3. AUDIT COMMITTEE. The Board of Trustees shall elect an Audit Committee to act on behalf of the Trust in accordance with the rules and regulations governing such Committees as promulgated under the 1940 Act from time to time. The Audit Committee shall be composed entirely of Trustees that are "disinterested" as that term is defined in the 1940 Act and shall operate under a Charter specific to such Committee and adopted by the members of such Committee. The Audit Committee shall meet at such times and with such frequency as a majority f its members shall determine in their reasonable business judgment, but not less frequently than as required under the Audit Committee Charter or applicable law.

SECTION 10.    NOTICES

               Whenever, under the provisions of an applicable statute, rule, or regulation, the Trust Instrument or these Bylaws, notice is required to be given to any Shareholder or Trustee, it shall not be construed to mean personal notice unless the context otherwise provides. Such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postage prepaid envelope, addressed to such Shareholder or Trustee at such address as appears on the books of the Trust, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

               Whenever any notice is required to be given under the provisions of an applicable statute, rule or regulation, the Declaration of Trust or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.

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SECTION 11.    AUDITOR

               The Audit Committee of the Board of Trustees shall select an independent auditor of competent skill and experience to perform an annual audit of the books and records of the Trust and its various Series, and to perform such other duties as may be mutually agreed to by the Auditor and the Audit Committee. The Auditor shall be selected annually in accordance with all applicable statutes, rules and regulations.

SECTION 12.    AMENDMENTS

               The Board of Trustees may make, amend, alter or repeal these Bylaws, at any meeting duly held; provided, that any provision(s) of the By-Laws requiring Shareholder approval shall only be amended, altered or repealed by the vote of a majority of the outstanding voting securities of the particular series of the Trust involved, as defined in the Investment Company Act of 1940, or as otherwise provided by any applicable statute, rule or regulations.

SECTION 13.    MISCELLANEOUS

               SECTION 13.1. TERMS. When used in these Bylaws, the term "applicable statutes, rules and regulations" shall mean any and all federal and state statutes, rules and regulations that are applicable to, govern or otherwise regulate the conduct of the Trust's business as a regulated, open-end investment company of the management type. Such statutes, rules and regulations shall include, but are not limited to: The Investment Company Act of 1940, the Investment Advisers Act of 1940, the Securities Act of 1933, the Securities Exchange Act of 1934, all as amended to date and as may be hereafter amended, and all rules and regulations promulgated by the Securities and Exchange Commission thereunder; Subchapter M of the Internal Revenue Code, and all rules and regulations promulgated by the Internal Revenue Service thereunder; the Annotated Code of Delaware, and all rules and regulations promulgated by any commission, organization, or division of such, which have been authorized by the State of Delaware to formulate or to enforce same; and any and all other statutes, rules or regulations enacted or promulgated by any state, commission or division that shall or may be deemed to govern or regulate the conduct of the Trust.

               SECTION 13.2. SEVERABILITY. Each Section or portion of these Bylaws shall be deemed severable, and the invalidity of any such Section or portion shall not affect the validity of the remainder of these Bylaws.

               SECTION 13.3. REFERENCE TO TRUST INSTRUMENT. The provisions of these By-Laws are intended to supplement and be enforced in accordance with the Agreement and Declaration of Trust of the Trust (the "Trust Instrument"). In the event that any Section or portion of these By-Laws conflict with the Trust Instrument, the Trust Instrument shall prevail. Further, the Trust Instrument and its governing provisions are incorporated by reference into these By-Laws as if fully set forth herein.

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SECTION 14.    HEADINGS

               Headings are placed in these By-laws for convenience of reference only and, in case of any conflict, the text of these By-laws rather than the headings shall control.

IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed these By-laws as of the 29th day of December, 2003.


                                        By: /s/ Matthew G. Bevin
                                            -------------------------
                                            Matthew G. Bevin, Trustee

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